EXHIBIT 21.1

SUBSIDIARIES OF SUBURBAN PROPANE PARTNERS, L.P.

(as of November 26, 2014)

SUBURBAN LP HOLDING, INC. (Delaware)

SUBURBAN LP HOLDING, LLC (Delaware)

SUBURBAN PROPANE, L. P. (Delaware)

SUBURBAN SALES & SERVICE, INC. (Delaware)

GAS CONNECTION, LLC (Oregon)

SUBURBAN FRANCHISING, LLC (Nevada)

SUBURBAN ENERGY FINANCE CORP. (Delaware)

SUBURBAN HEATING OIL PARTNERS, LLC (Delaware) (d/b/a Suburban Propane)

AGWAY ENERGY SERVICES, LLC (Delaware)

SUBURBAN ALBANY PROPERTY, LLC (Delaware)

SUBURBAN BUTLER MONROE STREET PROPERTY, LLC (Delaware)

SUBURBAN CANTON ROUTE 11 PROPERTY, LLC (Delaware)

SUBURBAN CHAMBERSBURG FIFTH AVENUE PROPERTY, LLC (Delaware)

SUBURBAN ELLENBURG DEPOT PROPERTY, LLC (Delaware)

SUBURBAN GETTYSBURG PROPERTY, LLC (Delaware)

SUBURBAN LEWISTOWN PROPERTY, LLC (Delaware)

SUBURBAN MA SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN MARCY PROPERTY, LLC (Delaware)

SUBURBAN NEW MILFORD SMITH STREET PROPERTY, LLC (Delaware)

SUBURBAN NJ PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN NJ SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN NY PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN NY SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN PA PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN PA SURPLUS PROPERTY, LLC (Delaware)

SUBURBAN ROCHESTER PROPERTY, LLC (Delaware)

SUBURBAN SODUS PROPERTY, LLC (Delaware)

SUBURBAN TEMPLE PROPERTY, LLC (Delaware)

SUBURBAN TOWANDA PROPERTY, LLC (Delaware)

SUBURBAN VERBANK PROPERTY, LLC (Delaware)

SUBURBAN VINELAND PROPERTY, LLC (Delaware)

SUBURBAN VT PROPERTY ACQUISITIONS, LLC (Delaware)

SUBURBAN WALTON PROPERTY, LLC (Delaware)

SUBURBAN WASHINGTON PROPERTY, LLC (Delaware)